Exhibit 99.1

NEWS RELEASE

Contact:

AMD Investor Contact:

Laura Graves

408-749-5467

Laura.graves@amd.com

AMD Media Contact:

Drew Prairie

512-602-4425

Drew.prairie@amd.com

Xilinx Investor Contact:

Suresh Bhaskaran

408-879-4784

ir@xilinx.com

Xilinx Media Contact:

Tara Sims

415-713-5986

taras@xilinx.com

AMD Receives All Necessary Approvals for Proposed Acquisition of Xilinx

—Transaction expected to close on or about February 14, 2022 —

Silicon Valley, Calif. — Feb. 10, 2022 — AMD (NASDAQ: AMD) today announced that it has received approval from all necessary authorities to proceed with the acquisition of Xilinx, Inc. (NASDAQ: XLNX).

With the exception of the remaining customary closing conditions, all conditions to the transaction closing have been satisfied and the company expects the transaction to close on or about February 14, 2022.

AMD announced its intention to acquire Xilinx in an all-stock transaction on October 27, 2020. The transaction brings together two industry leaders with complementary product portfolios and customers, combining CPUs, GPUs, FPGAs, Adaptive SoCs and deep software expertise to enable leadership computing platforms for cloud, edge and intelligent end devices.

About AMD

For more than 50 years AMD has driven innovation in high-performance computing, graphics and visualization technologies ― the building blocks for gaming, immersive platforms and the data center. Hundreds of millions of consumers, leading Fortune 500 businesses and cutting-edge scientific research facilities around the world rely on AMD technology daily to improve how they live, work and play. AMD employees around the world are focused on building great products that push the boundaries of what is possible. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, Facebook and Twitter pages.

Exhibit 99.1

About Xilinx

Xilinx, Inc. develops highly flexible and adaptive computing platforms that enable rapid innovation across a variety of technologies - from the cloud, to the edge, to the endpoint. Xilinx is the inventor of the FPGA and Adaptive SoCs (including our Adaptive Compute Acceleration Platform, or ACAP), designed to deliver the most dynamic computing technology in the industry. We collaborate with our customers to create scalable, differentiated and intelligent solutions that enable the adaptable, intelligent and connected world of the future. For more information, visit xilinx.com.

AMD and the AMD Arrow logo are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and may be trademarks of their respective owners.

CAUTIONARY STATEMENT

The statements in this press release include forward-looking statements concerning AMD, Xilinx, the proposed transaction and other matters. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. The forward-looking statements in this press release relate to, among other things, satisfying closing conditions to the proposed transaction, the expected timing of closing the transaction, and the integration of the businesses and the expected benefits, cost savings, accretion, synergies and growth to result therefrom. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. These risks include, among other things: failure to satisfy other closing conditions to the transaction or to complete the transaction on anticipated terms and timing; negative effects of the announcement of the transaction; risks that the businesses will not be integrated successfully or that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth, or that such benefits may take longer to realize than expected; risks relating to unanticipated costs of integration; significant transaction and/or integration costs, or difficulties in connection with the transaction and/or unknown or inestimable liabilities; potential litigation associated with the transaction; the potential impact of the announcement or consummation of the transaction on AMD’s or the combined company’s relationships with suppliers, customers, employers and regulators; and demand for the combined company’s products. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in (i) AMD’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021 and AMD’s other filings with the SEC and (ii) Xilinx’s Annual Report on Form 10-K for the fiscal year ended April 3, 2021, subsequent Quarterly Reports on Form 10-Q and Xilinx’s other filings with the SEC. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Many of these risks and uncertainties may be exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. Neither AMD nor Xilinx assumes, and each hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.